                   AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

                                      Among

                      METROPOLITAN LIFE INSURANCE COMPANY,

                         PIMCO VARIABLE INSURANCE TRUST

                                       and

                              PIMCO INVESTMENTS LLC

     THIS AMENDMENT to that certain Participation Agreement, by and between PIMCO Variable Insurance Trust (the "Fund"), PIMCO Investments LLC ("PI") and Metropolitan Life Insurance Company (the "Company") created and effective February 14, 2011 (the "Agreement"), is effective as of the 8 day of April, 2011 by and between the Fund, PI and the Company.

     WHEREAS, the Fund, PI and the Company formed the Agreement pursuant to that certain Amendment and Agreement dated December 13, 2010, by and among Alliance Global Investors Distributor LLC ("AGID"), PI and the Company (the "Novation"), which duplicated with respect to the PIMCO Trusts only that certain Participation Agreement dated May 1, 2001 by and among AGID, the Fund and the Company; and

     WHEREAS, the Company desires to add additional segregated asset accounts to Schedule A to that certain Participation Agreement.

     NOW, THEREFORE, the parties hereto agree to the following:

     1. The existing Schedule A is hereby deleted in its entirety and replaced with the accompanying Schedule A hereto attached.

     2. All other terms of the Participation Agreement shall remain in full force and effect.

     3. Counterparts: Except as set forth above, the Participation Agreement shall remain in full force and in accordance with its terms, and this Amendment No. 3 may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                   (Signatures located on the following page)

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METROPOLITAN LIFE INSURANCE COMPANY

By its authorized officer


By: /s/ Paul L. LeClair
    ----------------------------------
Name: Paul L. LeClair
Title: Vice President
Date: 4/7/11


PIMCO VARIABLE INSURANCE TRUST

By its authorized officer


By: /s/ Henrik P. Larsen
    ----------------------------------
Name: Henrik P. Larsen
Title: Vice President
Date: 4/28/11


PIMCO INVESTMENTS LLC

By its authorized officer


By: /s/ Doug Ongaro
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------
Date:
      --------------------------------

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                                   SCHEDULE A

The term "Designated Portfolio" of the Fund will include any currently offered class of any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio now existing or hereafter created, as reflected in the Fund's prospectuses.

PIMCO VARIABLE INSURANCE TRUST PORTFOLIO

Administrative Class Shares
---------------------------

All Asset Portfolio
All Asset All Authority Portfolio
CommodityRealReturn Strategy Portfolio
Diversified Income Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Foreign Bond Portfolio (U.S. Dollar-Hedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Long-Term U.S. Government Portfolio
Low Duration Portfolio
Money Market Portfolio
Real Return Portfolio
RealEstateRealReturn Strategy Portfolio
SmallCap StocksPLUS(R) TR Portfolio
Short-Term Portfolio
StocksPLUS(R) Growth and Income Portfolio
StocksPLUS(R) Total Return Portfolio
Total Return Portfolio
Total Return Portfolio II

Institutional Class Shares
--------------------------

All Asset Portfolio
All Asset All Authority Portfolio
CommodityRealReturn Strategy Portfolio
Diversified Income Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Foreign Bond Portfolio (U.S. Dollar-Hedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Long-Term U.S. Government Portfolio
Low Duration Portfolio
Money Market Portfolio
Real Return Portfolio

Short-Term Portfolio
StocksPLUS(R) Growth and Income Portfolio
StocksPLUS(R) Total Return Portfolio
Total Return Portfolio
Total Return Portfolio II

Advisor Class Shares
--------------------
All Asset Portfolio
CommodityRealReturn Strategy Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Global Bond Portfolio (Unhedged)
Low Duration Portfolio
High Yield Portfolio
Low Duration Portfolio
Real Return Portfolio
RealEstateRealReturn Strategy Portfolio
SmallCap StocksPLUS(R) TR Portfolio
Total Return Portfolio
StocksPLUS(R) Total Return Portfolio

M Class Shares
--------------

All Asset Portfolio
All Asset All Authority Portfolio

Segregated Asset Accounts:
---------------------------

Metropolitan Life Separate Account DCVL
Metropolitan Life Separate Account 58S
Metropolitan Life Separate Account 541
Metropolitan Life Separate Account UL
Metropolitan Life Separate Account 485
Metropolitan Life Separate Account 13S
Metropolitan Life Variable Annuity Separate Account I
Metropolitan Life Variable Annuity Separate Account II

Contracts:
----------
Private Placement Variable Insurance Policies (PPVL)
Group and Individual Variable Life Insurance Policies (LCL1)
Variable Life Insurance Policies (MetFlex)
Flexible Premium Deferred Variable Annuity Contracts
Flexible Premium Variable Annuity Contracts
Individual Flexible Premium Variable Life Insurance Policies (LCL2)